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                            DIVERSE MEDIA GROUP, INC.
                            INVESTOR RIGHTS AGREEMENT


         This Investor Rights Agreement (this "Agreement") is made and entered into as of May 15, 2007, by and among Diverse Media Group, Inc., a Delaware corporation (the "Company"), and Diverse Media Group Corp., a Utah corporation ("Investor").

                                    Recitals

         A. The Company's affiliates, Diverse Talent Group, Inc. ("DTG") and Christopher Nassif ("Nassif" and, together with DTG, "DT"), and Investor's parent CirTran Corporation and Investor are parties to that certain Settlement and Release dated as of the date hereof (the "Settlement Agreement"), whereby DTG agreed to cause the Company to issue shares of the Company's common stock, $0.001 par value to Investor in settlement of certain claims of the parties to the Settlement Agreement.

         B. Pursuant to the Settlement Agreement, the Investor has, among other things, assigned back the talent contracts, name rights and other assets of DT (the "Assets") originally assigned to Investor, and such Assets are, or will be following execution of this Agreement, owned by the Company, either directly or through a wholly owned subsidiary.

         C. The Settlement Agreement requires that the Company and Investor enter into this Agreement with respect to the Shares to provide for certain registration rights, information rights and other rights and obligations of the parties as set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    Section 1
                                   Definitions
                                   -----------

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

              (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

              (b) "Common Stock" means the common stock, $0.001 par value, of the Company.

              (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

              (d) "Holder" means (i) the Investor and (ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.6 of this Agreement.


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              (e) "Indemnified Party" shall have the meaning set forth in
Section 2.4(c) hereto.

              (f) "Indemnifying Party" shall have the meaning set forth in
Section 2.4(c) hereto.

              (g) "Other Shares" shall mean shares of Common Stock, other than Registrable Securities (as defined below) sought to be included in any registration.

              (h) The terms "register," "registered" and "registration" shall refer to a registration effectuated by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

              (i) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders, and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

              (j) "Registrable Securities" shall mean (i) the Shares as of the date of this Agreement, (ii) any Common Stock issued pursuant to the antidilution provisions of Section 4.1 and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i), (ii) or (iii) above which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not validly assigned in accordance with this Agreement.

              (k) "Restricted Securities" shall mean any Registrable Securities required to bear the first legend set forth in Section 2.6(c) hereof.

              (l) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

              (m) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

              (n) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

              (o) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

              (p) "Shares" shall mean the shares of Common Stock issued to the Investor pursuant to the Settlement Agreement, (ii) any Common Stock issued pursuant to the antidilution provisions of Section 4.1 and (iii) any Common

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Stock or other security issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares referenced in (i) above.

                                   Section 2
                               Registration Rights
                               -------------------

         2.1  Company Registration.

              (a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

                     (i) promptly give written notice of the proposed registration to all Holders; and

                     (ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.1(b) below or Section 5, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder received by the Company within 20 calendar days after such written notice from the Company is mailed; provided, however, that the Company shall not be obligated to include or make any effort to include in such registration (and any related qualification under blue sky laws or other compliance) any Registrable Securities in excess of 25% of the Shares. Such written request may specify all or a part of a Holder's Registrable Securities.

              (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders and (iii) third, to other shareholders of the Company having been granted "piggy-back" registration rights and requesting to include Other Shares in such registration statement (the "Other Selling Shareholders"), based on the pro rata percentage of Other Shares held by such Other Selling Shareholders (or on such other bases as may be established pursuant to the registration rights granted to such Other Selling Shareholders).


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         If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.1(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

              (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

              (d) Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities.

         2.2 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with registrations pursuant to Sections 2.1 hereof shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

         2.3 Registration Procedures. In the case of each registration effectuated by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to and as expeditiously as possible:

              (a) Keep such registration effective for a period ending on the earlier of the date which is 180 days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 180-day period shall be extended for up to 90 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

              (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

              (c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;


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

              (d) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

              (e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

              (f) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities.

              (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

              (h) Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

              (i) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any.

         2.4  Indemnification.

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, managers, members and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any violation (or alleged violation) by the Company of the Securities Act,

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

the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, managers, members, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based or made in reliance upon written information furnished to the Company by such Holder, any of such Holder's officers, directors, managers, members, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; provided, further that, the indemnity agreement contained in this Section 2.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and, provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder, any of such Holder's officers, directors, managers, members, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

              (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.4 exceed the net proceeds from the offering received by such Holder.

              (c) Each party entitled to indemnification under this Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.4, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not


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include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

              (d) If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense (provided that in no event shall the amount of any such contributions, in the aggregate, exceed the maximum amount that would be applicable if such contribution were made pursuant to an indemnification obligation under this
Section 2.4) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              (f) No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.5 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

         2.6  Restrictions on Transfer.

              (a) Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Registrable Securities,

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or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Registrable Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including without limitation, this Section 2.6 and
Section 2.7(c), and a copy of such writing is provided to the Company at the time of transfer, except for transfers permitted under Section 2.6(b) or unless

                     (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                     (ii) Such Holder has given prior written notice to the Company of such Holder's intention to make such disposition and shall have furnished the Company with a description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder has furnished the Company, at such Holder's expense, with (i) evidence of compliance with Rule 144 (other than Rule 144(k)) satisfactory to the Company in its reasonable judgment, (ii) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

              (b) Permitted transfers include (i) a transfer not involving a change in beneficial ownership, (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder, or (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, (iii) transfers by a Holder to members of the Holder's family or to a trust for the benefit of such Holder or members of such Holder's family, or (iv) transfers in compliance with Rule 144(k), as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder's intention to effect such disposition and shall have furnished the Company with a description of the manner and circumstances of the proposed disposition and, except for transferees under clause (iv) above, each such transferee furnishes the Company with a written agreement to be bound by and comply with all provisions of this Agreement and a copy of such writing is provided to the Company at the time of transfer.

              (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF


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                     THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL
                     SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

         The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.6.

              (d) The legend identified in Section 2.6(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, that such securities can be sold pursuant to Section
(k) of Rule 144 under the Securities Act.

         2.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to do the following:

              (a) Commencing not later than one year after the date of this agreement, to make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

              (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

              (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the public information requirements of Rule 144, and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such information and reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         2.8 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         2.9 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least 50% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such


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

securities in any registration filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) which would not allow the Company to perform its obligations hereunder.

         2.10 Limitation on Registration Rights. Nothing contained in this Agreement shall create any obligation on the part of the Company to register under the Securities Act any securities that are not Registrable Securities.

         2.11 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1 shall terminate on the earlier to occur of (a) the third anniversary of the underwritten initial public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act; or (b) if the Company is in compliance with Section 2.7(a), then with respect to each Holder, whenever such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) is eligible to sell of such Holder's Registrable Securities pursuant to Rule 144 within a three month period.

         2.12 Market Stand-Off Agreement. Each Holder hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to any public offering by the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 2.12 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than 10% shareholders of the Company enter into similar agreements. The underwriters in connection with any public offering by the Company are intended third party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto; further, each Holder hereby agrees to enter into written agreements with such underwriters containing terms substantially equivalent to the terms of this
Section 2.12, and each Holder hereby agrees that such underwriters shall be entitled to require each such Holder to enter into such a written agreement. Notwithstanding the foregoing, nothing in this Section 2.12 shall prevent a Holder from making a transfer of any Common Stock that was listed on a national stock exchange, actively traded over-the-counter or traded on the Nasdaq National Market at the time it was acquired by the Holder or was acquired by such Holder pursuant to Rule 144A of the Securities Act, including any shares acquired in any public offering by the Company. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                                   Section 3
                            Covenants of the Company
                            ------------------------

         The Company hereby covenants and agrees as follows:

         3.1 Financial Information. So long as Investor and its transferees permitted pursuant to Section 2.6(b) together hold more than 4% of the outstanding Common Stock (as adjusted for any stock splits, consolidations and the like), the Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied. Unless the Company is subject to and in full compliance with the reporting requirements of the Exchange Act, the Company will furnish the following reports to Investor:

              (a) as soon as practicable after the end of each calendar quarter in each fiscal year of the Company, and in any event within 45 days after the end of each calendar quarter in each fiscal year of the Company, the Company will furnish to each Holder an unaudited financial statement of the Company and its subsidiaries, if any, as of the end of each such calendar quarter;

              (b) as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days after the end of each fiscal year of the Company, the Company will furnish to each Holder a financial statement of the Company and its subsidiaries, if any, as at the end of such fiscal year, certified by the Company's Chief Executive Officer or Chief Financial Officer;

              (c) such information provided pursuant to Sections 3.1(a) and (b) shall (i) include balance sheets, statement of shareholder equity and statement of cash flows, (ii) be accompanied by a written report of the Chief Executive Officer or Chief Financial Officer of the Company identifying operating highlights, and (iii) for annual information, include a comparison for such annual financial statements to the Company's budget for the corresponding period, as well as to the Company's performance during the prior year, and (iv) confirm that the presented financial information fairly presents the financial condition of the Company and its results of operations for the periods specified, subject to year end audit adjustments.

         3.2 Inspection. The Company shall permit Investor and its transferees permitted pursuant to Section 2.6(b) who hold Registrable Securities representing 4% or more of the Common Stock then outstanding, at Investor or such permitted transferee's expense but without charge by the Company, to visit and inspect the Company's premises and properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by Investor such permitted transferee; provided, however, that such rights shall be exercised in a manner so as not to disrupt the ordinary course of business of the Company or any of its subsidiaries, if any; and provided, further, that any such representative shall have executed an appropriate confidentiality agreement, in the Company reasonable discretion, regarding the Company's trade secrets and other confidential information.

         3.3 Confidentiality. Each Holder agrees that such Holder will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the Holder or the public in general (other than through disclosure pursuant to an obligation of confidentiality owed to the Company or as a result of a breach of this Agreement by such Holder), (ii) is or has been independently developed or conceived by the Holder without use of the Company's confidential information or (iii) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have; provided, however, that a Holder may disclose confidential information (a) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective purchaser or transferee of any Shares (or Common Stock issued on conversion thereof) from such Holder as long as such prospective purchaser or transferee agrees to be bound by the provisions of this Section

3.2, (c) to any parent, affiliate, partner, member, shareholder, director, manager or officer or wholly owned subsidiary of such Holder in the ordinary course of business of evaluating or monitoring the Holder's investment in the Company, so long as such person or entity is advised of the obligations of confidentiality associated with such information, or (d) as may be otherwise required by law, regulation or judicial or administrative order, in which case the Holder shall promptly notify the Company in writing of such requirement and shall use its best efforts to obtain assurances that confidential treatment will be given to such information. Nothing in this Agreement shall preclude or in any way restrict the Holders from investing or participating in any particular enterprise, whether or not such enterprise has products, services or technologies which compete with those of the Company, provided that such Holder complies with its obligations under this Agreement.

         3.4  Observer to the Board Rights.

              (a) So long as Investor and its transferees permitted pursuant to
Section 2.6(b) hold more 3% of the outstanding Common Stock (as adjusted for any stock splits, consolidations and the like), one representative (the "Representative") selected by the Investor and its transferees permitted pursuant to Section 2.6(b), and subject to reasonable approval by the Company's Board of Directors, shall have the right to attend all meetings of the Company's Board of Directors, including the right to participate in any telephonic Board meetings (the "Visitation Rights"). The Representative shall be provided with notice of the meetings in the same manner and at the same time as the members of the Board of Directors, and shall receive copies of all minutes, consents, correspondence and other material provided to the Board of Directors.

              (b) Notwithstanding the foregoing, the Company reserves the right to limit the Representative's Visitation Rights and to exclude the Representative from access to any material or portion thereof if upon advice of counsel, that such limitation and exclusion is reasonably necessary to preserve the attorney-client privilege or to protect a trade secret or similar confidential information.

              (c) Each Holder and its Representative agrees to hold in confidence and trust, and not to use or disclose, any confidential or proprietary information provided to or learned by it in connection with its rights under this Section 3.4. Each Representative further acknowledges that information obtained pursuant to this Section 3.4 may be considered "inside" non-public information and that such information may not be utilized by the Holder or the Representative in connection with purchases and sales of the Company's securities except in compliance with applicable state and federal anti-fraud statutes.

                                   Section 4
                                  Antidilution
                                  ------------

         4.1 Anitdilution. If the Company shall, at any time or from time to time after the date hereof, issue any Common Stock (which shall be deemed to include for purposes of this Section 4 all other securities convertible into, or exchangeable or exercisable for, Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable securities) ("Additional Shares"), in each case, other than Common Stock sold in a bona fide arms length transaction to professional investors in the Company who are not affiliates (as such term is defined in Rule 144(a)(1) of the Securities Act) of the Company, for a consideration (the "Dilutive Price") per share less than the Investor Price (a "Dilutive Issuance"), the Company shall issue to the Holders concurrently with the Additional Shares additional shares of Common Stock (the "Antidilution Issuance") equal to (a) the number of Shares held by such Holder, multiplied by (b) (i) the difference between the Investor Price and the Dilutive Price, divided by (ii) the Dilutive Price. The Investor Price shall initially be $.55 per share and after each Antidilution Issuance shall be immediately reduced to the Dilutive Price. The Dilutive Price shall be the lowest price per share of Common Stock at which the Additional Shares were issued in each transaction. Additional Shares issued without consideration shall be deemed to have been issued at a consideration of $.01 per share. Notwithstanding anything to the contrary herein, the foregoing calculation shall not take into account shares issued pursuant to the exercise, conversion, purchase or exchange (whether before, on or after the date hereof) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities if such shares were previously deemed to have been issued pursuant to the first sentence of this Section 4.1.

         4.2 Determination of Consideration. For the purposes of this Section 4, the following provisions shall be applicable:

              (a) In the case of the issuance of Additional Shares of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor, plus the value of any property other than cash received by the Company as provided in Section 4.2(b), less any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

              (b) In the case of the issuance of Additional Shares of Common Stock for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of any accounting treatment; provided, however, that such fair market value shall not exceed the aggregate current market price of the shares of the Additional Shares of Common Stock being issued, less any cash consideration paid for such shares.

              (c) In the case of the issuance of Additional Shares of Common Stock for forgiveness of all or any part of any loan, note or debt instrument of the Company, the consideration shall be computed as the aggregate amount of indebtedness forgiven on the face value of the note, loan or debt instrument by the Company.

              (d) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities, (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase, or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in paragraphs (a) and (b) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby; or (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in paragraphs (a) and (b) above).

                                   Section 5
                              Limitations on Shares
                              ---------------------


         5.1 Lock-up and Volume Limitations. Except for transfers permitted under Section 2.6(b), Holders shall not sell any Shares during the one-year period following the date of this Agreement. Thereafter, Holders agree that sales of Shares by the Holders, other than transfers permitted under Section 2.6(b) and sales pursuant to underwritten registered offerings, will not exceed 15% of the overall monthly trading volume of the Common Stock of the Company. For purposes of calculating this limit, the overall monthly trading volume will be calculated on a week by week basis as the trading volume reported by the principal market(s) or exchange(s) on which the Common Stock trades for the four trading weeks (Monday through Friday) immediately preceding the trading week in which Holder's sale occurs. If there is more than one Holder desiring to sell Shares and the total number of Shares requested to be sold would exceed the 15% limit, the Escrow Agent (as defined in the Settlement Agreement) shall sell a number of Shares equal to the 15% limit and the proceeds of the sale will be pro-rated among the requesting Holders based on the total Shares owned by each. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares. Notwithstanding anything to the contrary herein, Investor shall act reasonably, responsibly and in good faith when conducting transactions in the Shares so as not to unreasonably affect the market price of the Common Stock.

         5.2 Maximum Proceeds. Once Investor has sold Shares for net proceeds equal to an aggregate of $2,000,000, any remaining Shares shall be transferred back to the Company and retired by the Company for no additional consideration. For purpose of this Section 5.2, Investor shall include each transferee pursuant to Section 2.6(b).

         5.3 Bankruptcy, Insolvency, etc. If (i) Investor or any transferee permitted pursuant to Section 2.6(b), pursuant or within the meaning of any Bankruptcy Law (as defined below) (1) has commenced a voluntary case or proceeding, (2) has consented to the entry of an order for relief against it in an involuntary case or proceeding, (3) has consented to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property, or (4) has made a general assignment for the benefit of its creditors; or (ii) a court of competent jurisdiction has entered an order or decree under any bankruptcy law that is for relief against Investor or a permitted transferee in an involuntary case or proceeding, appointed a Custodian of Investor or a permitted transferee for all or substantially all of its property, or has ordered the liquidation of the Investor or a transferee permitted pursuant to
Section 2.6(b), and such order has not been stayed for 60 days, then the Company is granted the following first right of refusal to purchase the remaining Shares from the Investor or permitted transferee's estate, as applicable. If the Custodian intends to sell the Shares in the public market, it shall so notify the Company. Such notice shall constitute an offer to sell to the Company the number of Shares specified in the notice (subject to the limitation as to consideration for returned Shares set forth in Section 5.2) at the market price of the Common Stock on the date of the notice. The market price is (i) the last sale price during regular trading hours if the Common Stock trades on a national securities exchange in the United States, or (ii) the average of the closing bid and asked prices on the principal market for the Common Stock for the five preceding trading days if the Common Stock does not trade on a national exchange in the United States [What if no bid or asked?]. If the Company does not accept such offer within a reasonable time, not to exceed ten business days, the Custodian may sell on the public market the number of Shares specified in the notice. If the Custodian has determined to accept a bid in a private sale to purchase Shares, it shall so notify the Company and the Company shall have a reasonable time, not to exceed five business days, to match the bid price and purchase the number of Shares covered by the bid.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                                   Section 6
                                  Miscellaneous
                                  -------------

         6.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement, signed by the Company and the Holders of at least a majority of the Registrable Securities. Notwithstanding anything in this Agreement to the contrary, this Agreement shall be amended without the consent of any party hereto solely to add additional holders of Common Stock as "Holders" under this Agreement to the extent required by Sections 2.6(a) and (b). In furtherance of the preceding sentence, Investor covenants that each additional person or entity who purchases or receives any shares of Common Stock or securities of the Company convertible into Common Stock from Investor pursuant to Section 2.6(b) or to the extent required by
Section 2.6(a) shall, as a condition to the purchase or receipt of such shares or as a condition to the exercise or receipt of such convertible securities, become a party to this Agreement upon execution by such person or entity and the Company of a counterpart of this Agreement and an amendment adding its name hereto. By virtue of the execution of a counterpart signature page to this Agreement, such person shall be deemed an Investor or Holder, as applicable, hereunder. In lieu of becoming a party to this Agreement, each such additional person or entity who purchases or receives from Investor any shares of Common Stock or securities of the Company convertible into Common Stock shall enter into an agreement, the form of which shall be approved by the Company's Board of Directors.

         6.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

              (a) if to a Holder, at the address, facsimile number or electronic mail address as shown in the Company's records, as may be updated in accordance with the provisions hereof, and send a second copy to Paul H. Shaphren, Esq., Callister Nebeker & McCullough, 2180 South 1300 East, Suite 600, Salt Lake City, UT 84106; or

              (b) if to the Company, one copy should be sent to ________________, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to Holders, and send a second copy to Daniel A. Platt, Esq., Katten Muchin Rosenman LLP, 2029 Century Park East, Suite 2600, Los Angeles, CA 90067.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 48 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer.

         6.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California, without regard to principles of conflicts of law.

         6.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Holder without the prior written consent of the Company, except as specifically provided herein. Any attempt by a Holder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         6.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

         6.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         6.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

         6.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

         6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

         6.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         6.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Los Angeles County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Southern District of California).

         6.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership, individual or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

         6.13 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.14 Obligation of Company. The Company agrees to use its commercially reasonable efforts to enforce the terms of this Agreement, to inform the Holders of any breach hereof (to the extent the Company has knowledge thereof) and to assist the Holders in the exercise of their rights and the performance of their obligations hereunder.

         6.15 Aggregation of Shares. All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement effective as of the day and year first above written.


COMPANY:
                                       DIVERSE MEDIA GROUP, INC.
                                       a Delaware corporation


                                       By:
                                          -------------------------------------
                                             Name:
                                             Title:


INVESTOR:
                                       DIVERSE MEDIA GROUP CORP.
                                       a Utah corporation


                                       By:
                                          -------------------------------------
                                             Iehab S. Hawatmeh
                                              President

























                 (Signature Page to Investor Rights Agreement)

--------------------------------------------------------------------------------